UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 22, 2009
RHI ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34102	36-4614616

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1325 Avenue of Americas, 21st Floor, New York, NY	10019

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (212) 977-9001
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
On December 22, 2009, RHI Entertainment, Inc. (the “Registrant”) issued and sold 9,900,000 shares of its common stock, par value $.01 (the “Shares”) to KRH Investments LLC (“KRH”) in connection with the exercise of KRH’s exchange right under the Amended and Restated Limited Liability Company Operating Agreement of RHI Entertainment Holdings II, LLC (“Holdings II”), dated as of June 23, 2008, by and between the Registrant and KRH, as amended (the “LLC Agreement”).
In connection with the Registrant’s initial public offering on June 23, 2008, the Registrant and KRH entered into the LLC Agreement, which provided KRH with the right to exchange its membership units in Holdings II for, at the Registrant’s option, either (i) shares of the Registrant’s common stock, (ii) cash or (iii) a combination of both shares of common stock and cash (the “Exchange Right”). On December 14, 2009, KRH provided notice to the Registrant of its intent to exercise its Exchange Right for 9,900,000 membership units in Holdings II (the “Exchanged Units”). On December 15, 2009, the Board of Directors (the “Board”) of the Registrant determined that it was in the best interest of the Registrant to issue the Shares, and the Board authorized and approved the issuance and sale of such Shares, in exchange for the surrender and transfer of the Exchanged Units by KRH.
Prior to consummation of these transactions, the Registrant owned, as its sole material asset, all of the outstanding membership units in Holdings II other than 9,900,000 membership units in Holdings II that were owned by KRH (which represented 42.3% of KRH’s outstanding membership units). As a result of the foregoing, the Registrant currently owns, as its sole material asset, 100% of the outstanding membership units in Holdings II. The sale of the Shares was made pursuant to Section 4(2) of the Securities Act of 1933. In connection with the Registrant’s initial public offering, KRH and the Registrant entered into a Registration Rights Agreement, dated June 23, 2008, which provides KRH with unlimited registration demand rights that can be exercised at any time in the future. There were no underwriters involved or cash proceeds received in connection with the issuance and sale of the Shares.
KRH no longer has any director designation rights under the Director Designation Agreement, dated as of June 23, 2008, by and between the Registrant and KRH (the “DDA”), because the DDA generally provides for such rights of designation based on KRH’s level of ownership of membership units in Holdings II. As result of the foregoing transaction, KRH no longer owns any membership units in Holdings II and, thus, it is no longer a member of Holdings II. Instead, KRH owns 9,900,000 shares of the Registrant’s common stock (42.3% of its outstanding stock) and may vote its shares at the annual meeting for or against any director nominee.
In connection with the Registrant’s initial public offering, the Registrant, Holdings II and KRH entered into the Tax Receivable Agreement, dated June 23, 2008 (the “TRA”), which generally provides for the payment by the Registrant to KRH of 85% of the amount of cash tax savings, if any, realized by the Registrant as a result of tax basis adjustments in the assets of Holdings II that are attributable to the membership units acquired by the Registrant pursuant to the Exchange Right. As a result of the aforementioned transactions, we do not expect KRH to have any further benefits under the TRA.
Item 9.01 Exhibits.

Exhibit
Number	Description
10.1	Amended and Restated Limited Liability Company Operating Agreement of RHI Entertainment Holdings II, LLC by and between RHI Entertainment, Inc. and KRH Investments LLC, dated as of June 23, 2008 (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 10-Q for the period ending June 30, 2008 filed with the SEC on August 7, 2008).

10.2	Director Designation Agreement by and between RHI Entertainment, Inc. and KRH Investments LLC, dated as of June 23, 2008 (incorporated by reference to Exhibit 10.4 to the Registrant’s Form 10-Q for the period ending June 30, 2008 filed with the SEC on August 7, 2008).

Exhibit
Number	Description
10.3	Tax Receivable Agreement by and among RHI Entertainment, Inc., RHI Entertainment Holdings II, LLC and KRH Investments LLC, dated as of June 23, 2008 (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 10-Q for the period ending June 30, 2008 filed with the SEC on August 7, 2008).

10.4	Registration Rights Agreement by and between RHI Entertainment, Inc. and KRH Investments LLC, dated as of June 23, 2008 (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 10-Q for the period ending June 30, 2008 filed with the SEC on August 7, 2008).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RHI ENTERTAINMENT, INC.
(Registrant)

Date: December 22, 2009	By:	/s/ Henry S. Hoberman
		Name:	Henry S. Hoberman
		Title:	Executive Vice President, General Counsel & Secretary